SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


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Filed by a Party other than the Registrant [X]
    Check the appropriate box:
     [ ]   Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
     [ ]   Definitive Proxy Statement
     [ ]   Definitive Additional Materials
     [X]   Soliciting Material Under Rule 14a-12


                              NETRO CORPORATION

                (Name of Registrant as Specified in its Charter)

                              C. ROBERT COATES
                              ----------------

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

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     Item 22(a)(2) of Schedule 14A.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)     Title of each class of securities to which transaction applies:
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            pursuant to Exchange Act Rule 0-11 (Set forth the amount on which
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     3)     Filing Party: C. Robert Coates
     4)     Date Filed: May 06, 2002


  (These materials are intended to be released to one or more shareholders, inconjunction with the previously supplied Definitive Proxy Statement currently on file, on or about April 05, 2002)
                ==============================================

The following ad was originally placed in the "San Jose Mercury" newspaper, San Jose, CA., the morning edition on May 06, 2002:

ARE YOU FOR BETTER CORPORATE GOVERNANCE?

This Company's:

- Market value fell by 95%.
- Stock sells for a deep discount to its "cash."
- Costs increased dramatically while sales declined precipitously.
- CEO shifted assets to an overseas R&D startup run by insider or their close associates.

I Think there are six reasons why this happened:

Gideon Ben-Efraim*  Thomas R. Baruch*
Irwin Federman*     Richard M. Moley*
Shirley Young*      Sanford R. Robertson*

* Current Netro Corporations Directors

NOW Netro Shareholders can Vote in a REAL ELECTION for Truly Independent Directors.

C. Robert ("Bob") Coates
Candidate for the Board of Directors
Netro Corporation